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                                                             Exhibit 99.B(18)(b)

                       Alex. Brown Cash Reserve Fund, Inc.
                         Rule 18f-3 Multiple Class Plan
                                       for
                      Alex. Brown Cash Reserve Prime Shares
                Flag Investors Cash Reserve Prime Class A Shares
                Flag Investors Cash Reserve Prime Class B Shares
               Alex. Brown Cash Reserve Prime Institutional Shares
                        Quality Cash Reserve Prime Shares
                    Alex. Brown Cash Reserve Treasury Shares
             Alex. Brown Cash Reserve Treasury Institutional Shares
                    Alex. Brown Cash Reserve Tax-Free Shares
             Alex. Brown Cash Reserve Tax-Free Institutional Shares

                            Adopted December 13, 1995
                         Amended through March 26, 1997

I.  Introduction.

         A. Authority. This Rule 18f-3 Multiple Class Plan (the "Plan") has been adopted by the Board of Directors (the "Board") of Alex. Brown Cash Reserve Fund, Inc. (the "Fund"), including a majority of the Directors of the Fund who are not "interested persons" of the Fund (the "Independent Directors") pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"),

         B. History. The Fund is entitled to rely on an exemptive order dated December 30, 1994, which amended and supplemented prior multi-class exemptive orders dated August 27, 1985 and February 27, 1987, respectively, (Inv. Co. Act Releases Nos. IC-20813, IC-14695 and IC-15592, respectively) (collectively, the "Order"). On December 13, 1995, the Fund elected to rely on Rule 18f-3 rather than the Order, as permitted by Rule 18f-3 subject to certain conditions, and created a multiple class distribution arrangement for the multiple classes of shares of common stock of the Fund's three existing series (the "Series") and filed a post-effective amendment incorporating this arrangement on July 29, 1996, which was effective on August 1, 1996. The multiple class distribution arrangement will be effective on the date of effectiveness of the post-effective amendment to the Fund's registration statement that incorporates the arrangement. The multi-class distribution arrangement will apply to all existing Alex. Brown Cash Reserve Prime Shares, Flag Investors Cash Reserve Prime Class A Shares, Flag Investors Cash Reserve Prime Class B Shares, Alex. Brown Cash Reserve Prime Institutional Shares, Quality Cash Reserve Prime Shares, Alex. Brown Cash Reserve Treasury Shares, Alex. Brown Cash Reserve Treasury Institutional Shares, Alex. Brown Cash Reserve Tax-Free Shares and future classes of the Fund. The Alex. Brown Cash Reserve Prime Shares, the Flag Investors Cash Reserve Prime Class A Shares and the Alex. Brown Cash Reserve Treasury Shares have been offered since the Fund's inception on November 8, 1980. The Institutional Shares of the Prime and the Treasury Series have been offered since June 4, 1990. The Flag Investors Cash Reserve Prime Class B Shares are available solely through exchange and have been available since April 3, 1995. The Alex. Brown


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Cash Reserve Tax-Free Institutional Shares have been offered since June 2, 1997.


         C. Adoption of Plan; Amendment of Plan; and Periodic Review. Pursuant to Rule 18f-3, the Fund is required to create a written plan specifying all of the differences among the Fund's classes, including shareholder services, distribution arrangements, expense allocations, and any related conversion features or exchange options. The Board has created the Plan to meet this requirement. The Board, including a majority of the Independent Directors, must periodically review the Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Series covered by the Plan. For each additional class of shares approved by the Fund's Board of Directors after the date hereof, the appropriate officers of the Fund will attest the resolutions approving such class as an exhibit hereto. Before any material amendment of the Plan, the Fund is required to obtain a finding by a majority of the Board, and a majority of the Independent Directors, that the Plan as proposed to be amended, including the expense allocations, is in the best interests of each class individually and the Fund as a whole.


II.      Attributes of Share Classes

         A. The rights of each existing class of the Fund are not being changed hereby, and the rights, obligations and features of each of the classes of the Fund shall be as set forth in the Fund's Articles of Incorporation and Bylaws, as each such document is amended or restated to date, the resolutions that are adopted with respect to the classes of the Fund and that are adopted pursuant to the Plan to date, and related materials of the Board, as set forth in Exhibit A hereto.

         B. With respect to any class of shares of a Series, the following requirements shall apply. Each share of a particular Series shall represent an equal pro rata interest in the Series and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that (i) each class shall have a different class designation (e.g., Class A, Class B, Class C, etc.); (ii) each class of shares shall separately bear any distribution expenses in connection with the plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan"), if any, for such class (and any other costs relating to obtaining shareholder approval of the Rule 12b-1 Plan for such class, or an amendment of such plan) and shall separately bear any expenses associated with any non-Rule 12b-1 Plan service payments ("service fees") that are made under any servicing agreement, if any, entered into with respect to that class; (iii) holders of the shares of the class shall have exclusive voting rights regarding the Rule 12b-1 Plan relating to such class (e.g., the adoption, amendment or termination of a Rule 12b-1 Plan), regarding the servicing agreements relating to such class and regarding any matter submitted to shareholders in which the interests of that class differ from the interests of any other class; (iv) each new class of shares may bear, to the extent consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operation that are directly attributable to such class ("Class Expenses")*; and (v)

________________
* Class Expenses are limited to any or all of the following: (i) transfer agent fees identified as being attributable to a specific class of shares, (ii) stationery, printing, postage, and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class, (iii) Blue Sky registration fees incurred by a class of shares, (iv) SEC registration fees incurred by a class of shares, (v) expenses of administrative personnel and services as required to support the shareholders of a specific class, (vi) directors' fees or expenses incurred as a result of issues relating solely to a class of shares, (vii) account expenses relating solely to a class of shares, (viii) auditors' fees, litigation expenses, and legal fees and expenses relating solely to a class of shares, and (ix) expenses incurred in connection with shareholder meetings as a result of issues relating solely to a class of shares.

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each class may have conversion features unique to such class, permitting conversion of shares of such class to shares of another class, subject to the requirements set forth in Rule 18f-3.


III.     Expense Allocations

                  Expenses of each class created after the date hereof must be allocated as follows: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement, if any, relating to each respective class of shares (including any costs relating to implementing such plans or any amendment thereto) will be borne exclusively by that class;
(ii) any incremental transfer agency fees relating to a particular class will be borne exclusively by that class; and (iii) Class Expenses relating to a particular class will be borne exclusively by that class.

                  The methodology and procedures for calculating the net asset value and dividends and distributions of the various classes of shares of the Fund and the proper allocation of income and expenses among the various classes of shares of the Fund are required to comply with the Fund's internal control structure pursuant to applicable auditing standards, including Statement on Auditing Standards No. 55, and to be reviewed as part of the independent accountants' review of such internal control structure. The independent accountants' report on the Fund's system of internal controls required by Form N-SAR, Item 77B, is not required to refer expressly to the procedures for calculating the classes' net asset values.


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                                                                       EXHIBIT A
Exhibits to Registrant's 18f-3 Plan

1. Articles of Incorporation filed as Exhibit (1)(a)to Post-Effective Amendment No. 27 to Registrant's Registration Statement on Form N-1A (Registration No. 2-72658), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-96-000690) on July 29, 1996 is herein incorporated by reference.

2. Form of Articles Supplementary are filed as Exhibit (1)(h) to this Registration Statement on Form N-1A (Registration No. 2-72658) and are herein incorporated by reference.

3. By-Laws filed as Exhibit (2) to Post-Effective Amendment No. 27 to Registrant's Registration Statement on Form N-1A (Registration No. 2-72658), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-96-000690) on July 29, 1996 are herein incorporated by reference.

4. Distribution Agreement between Registrant and Alex. Brown & Sons Incorporated with respect to Institutional Shares filed as Exhibit (6)(d) to Post-Effective Amendment No. 27 to Registrant's Registration Statement on Form N-1A (Registration No. 2-72658), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-96-000690) on July 29, 1996 is herein incorporated by reference.

5. Distribution Agreement between Registrant and Alex. Brown & Sons Incorporated with respect to the Alex. Brown Cash Reserve Shares and the Flag Investors Class A Shares of the Prime Series and the Alex. Brown Cash Reserve Shares of the Treasury Series and containing a Plan of Distribution under Rule 12b-1 filed as Exhibit (6)(a) to Post-Effective Amendment No. 27 to Registrant's Registration Statement on Form N-1A (Registration No. 2-72658), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-96-000690) on July 29, 1996 is herein incorporated by reference.

6. Distribution Agreement between Registrant and Alex. Brown & Sons Incorporated with respect to the Alex. Brown Cash Reserve Shares of the Tax-Free Series and containing a Plan of Distribution under Rule 12b-1, filed as Exhibit
(6)(e) to Post-Effective Amendment No. 27 to Registrant's Registration Statement on Form N-1A (Registration No. 2-72658), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-96-000690) on July 29, 1996 is herein incorporated by reference.

7. Distribution Agreement between Registrant and Alex. Brown & Sons Incorporated with respect to Quality Cash Reserve Prime Shares and containing a Plan of Distribution under Rule 12b-1 filed as Exhibit (6)(i) to Post-Effective Amendment No. 27 to Registrant's Registration Statement on Form N-1A (Registration No. 2-72658), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-96-000690) on July 29, 1996 is herein incorporated by reference.

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8.       Distribution Agreement between Registrant and Alex. Brown & Sons
Incorporated with respect to Flag Investors Cash Reserve Prime Shares- Class B, filed as Exhibit (6)(j) to Post-Effective Amendment No. 27 to Registrant's Registration Statement on Form N-1A (Registration No. 2-72658), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-96-000690) on July 29, 1996 is herein incorporated by reference.

9. Form of Distribution Plan with respect to Flag Investors Cash Reserve Prime Shares-Class B, filed as Exhibit (15)(b) to Post-Effective Amendment No. 27 to Registrant's Registration Statement on Form N-1A (Registration No. 2-72658), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-96-000690) on July 29, 1996 is herein incorporated by reference.

10. Form of Sub-Distribution Agreement between Alex. Brown and Participating Dealers is filed as Exhibit (6)(l) to this Registration Statement on Form N-1A (Registration No. 2-72658) and is herein incorporated by reference.

11. Prospectus relating to the Alex. Brown Cash Reserve Shares was filed as part of Post-Effective Amendment No. 27 to Registrant's Registration Statement on Form N-1A (Registration No. 2-72658), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-96-000690) on July 29, 1996 and, as amended from time to time, is herein incorporated by reference.

12. Prospectus relating to Flag Investors Cash Reserve Prime Shares was filed as part of Post-Effective Amendment No. 27 to Registrant's Registration Statement on Form N-1A (Registration No. 2-72658), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-96-000690) on July 29, 1996 and, as amended from time to time, is herein incorporated by reference.

13. Prospectus relating to Quality Cash Reserve Prime Shares was filed as part of Post-Effective Amendment No. 27 to Registrant's Registration Statement on Form N-1A (Registration No. 2-72658), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-96-000690) on July 29, 1996 and, as amended from time to time, is herein incorporated by reference.

14. Prospectus relating to Institutional Shares is filed as part of this Registration Statement on Form N-1A (Registration No. 2-72658) and, as amended from time to time, is herein incorporated by reference.

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                                 BOARD APPROVALS

                                                        Date Approved: July 1990

                  FURTHER RESOLVED, The total number of shares of capital stock which the Corporation shall have the authority to issue is 4,000,000,000 shares of common stock of the par value of $.001 each, of which 2,500,000,000 shares are designated "Prime Series", 1,000,000,000 shares are designated "Treasury Series", 400,000,000 shares are designated "Flag Investors Series" and the balance of which are unclassified. Unissued shares of the capital stock may be classified and reclassified by the Board of Directors. The aggregate par value of capital stock of all classes is $4,000,000.

                  FURTHER RESOLVED, that the Articles Supplementary to the Articles of Incorporation of the Fund be, and they are hereby approved and adopted.



                                                 Date Approved: January 30, 1991

                  RESOLVED, that the Distribution Agreement (containing a plan of distribution under Rule 12b-1) for the Fund's Quality Cash Reserve Shares adopted by the Board of Directors on December 7, 1990 be, and it hereby is, approved and adopted as the Distribution Agreement for the Quality Cash Reserve Shares of the Fund.

                                            Date Approved: September 22-23, 1994

                  FURTHER RESOLVED, that the shares of common stock, par value $.001 per share of Alex. Brown Cash Reserve Fund, Inc., previously designated as the "Flag Investors Prime Shares" be, and they hereby are, further designated as the "Flag Investors Prime Shares-Class A."

                  FURTHER RESOLVED, that an additional class of shares of each of the Funds listed below be, and each of them hereby is, classified and designated as the "Flag Investors Class B Shares" and that unissued shares of common stock, par value $.001 per share of the Funds listed below be, and the same hereby are, reclassified as follows:


Class of Shares                                 # of Shares
---------------                                 -----------

Prime Series                                    2,550,000,000 shares
  Flag Investors Class A                           50,000,000 shares
  Flag Investors Class B                           50,000,000 shares
  Alex. Brown Cash Reserve Prime                2,000,000,000 shares
  Quality Cash Reserve Prime                      250,000,000 shares
  Institutional Prime                             200,000,000 shares

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Class of Shares                                 # of Shares
---------------                                 -----------

Treasury Series                                 1,500,000,000 shares
  Alex. Brown Cash Reserve Treasury             1,300,000,000 shares
  Institutional Treasury                          200,000,000 shares
Tax-Free Series                                   600,000,000 shares
Unclassified                                      350,000,000 shares
Total Shares                                    5,000,000,000 shares

                  FURTHER RESOLVED, that the proper officers of each of the foregoing Funds be, and each of them hereby is, authorized and directed to file articles supplementary to the relevant Fund's Articles of Incorporation and to take such other action as may be necessary to designate and reclassify shares in the foregoing manner.

                  RESOLVED, that the Distribution Agreement between Alex. Brown Cash Reserve Fund, Inc. And Alex. Brown & Sons Incorporated for the Flag Investors Class B Shares (the "Class B Shares") of said Fund be, and the same hereby is, approved;

                  FURTHER RESOLVED, that at such time as the Fund offers the Class B Shares, the Plan of Distribution presented at this meeting shall govern the payment of 12b-1 fees by that class;

                  FURTHER RESOLVED, that the Plan of Distribution for the Class B Shares of said Fund is determined to be reasonably likely to benefit the Fund and its shareholders;

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                                                Date Approved: December 29, 1995

                  RESOLVED, that the total number of shares of Common Stock, par value $.001 per share, which the Fund shall have the authority to issue be, and hereby is, increased to six billion four hundred million (6,400,000,000) shares having the aggregate par value of six million four hundred thousand dollars ($6,400,000), of which three billion five hundred fifty million (3,550,000,000) shares are designated "Prime Series", one billion five hundred million (1,500,000,000) shares are designated "Treasury Series", one billion (1,000,000,000) shares are designated "Tax-Free Series" and the remainder are unclassified. Of the three billion five hundred fifty million (3,550,000,000) shares designated for the Prime Series, three billion (3,000,000,000) shares are classified as Alex. Brown Cash Reserve Fund Shares, two hundred million (200,000,000) shares are classified as Institutional Shares, fifty million (50,000,000) shares are classified as Flag Investors Cash Reserve Prime Shares Class A, fifty million (50,000,000) shares are classified as Flag Investors Cash Reserve Prime Shares Class B, and two hundred fifty million (250,000,000) shares are classified as Quality Cash Reserve Prime Shares. Of the one billion five hundred million (1,500,000,000) shares designated for the Treasury Series, one billion three hundred million (1,300,000,000) shares are classified as Alex. Brown Cash Reserve Fund Shares and two hundred million (200,000,000) share are classified as Institutional Shares. All of the one billion (1,000,000,000) shares designated for the Tax-Free Series are classified as Alex. Brown Cash Reserve Fund Series;

                  FURTHER RESOLVED, that the Articles Supplementary to the Fund's Articles of Incorporation in the form attached hereto as Exhibit A be, and hereby are, approved and adopted;

                  FURTHER RESOLVED, that the proper officers of the Fund be, and they hereby are, authorized and directed in the name and on behalf of the Fund to take any other action that the officer so acting may deem necessary or appropriate to effectuate the filing and recording of the Articles Supplementary in the appropriate offices in the State of Maryland.


                                                   Date Approved: March 26, 1997
            Approval of Increase in Authorized Shares and Designation of New Class of Shares; Authorization to File Articles Supplementary


         RESOLVED, that the total number of shares of common stock, par value $.001 per share, that Alex. Brown Cash Reserve Fund, Inc. (the "Fund") is authorized to issue is hereby increased from seven billion (7,000,000,000) to seven billion two hundred fifty million (7,250,000,000) and that from such amount, two hundred fifty million (250,000,000) authorized and unissued shares be, and hereby are, designated and classified as the "Alex. Brown Cash Reserve Tax-Free Institutional Shares" in the manner set forth on Exhibit A attached hereto;

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        FURTHER RESOLVED, that the proper officers of the Fund be, and each of them hereby is, authorized and directed to file with the State of Maryland Articles Supplementary to the Fund's Articles of Incorporation ("Articles Supplementary") to effectuate the increase in authorized shares and to designate and classify the new class;

        FURTHER RESOLVED, that the Proposed Articles Supplementary, in substantially the form presented to this meeting be, and hereby are approved;



        Approval and Adoption of Distribution Agreement for Institutional Shares

        RESOLVED, that the Distribution Agreement dated as of April 4, 1990, between Alex. Brown Cash Reserve Fund, Inc. (the "Fund") and Alex. Brown & Sons Incorporated for the Fund's Institutional Shares of the Prime and Treasury Series be, and the same hereby is, approved and adopted as the Distribution Agreement for the Institutional Shares of the Tax-Free Series.

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Date Approved: March 26, 1997


                       Approval of Amended Rule 18f-3 Plan


         RESOLVED, based upon information presented to the Board of Directors of Flag Investors Value Builder Fund, Inc. (the "Fund"), that the Directors, including a majority of the Directors who are not "interested persons" of the Fund, have determined that the Fund's amended Rule 18f-3 Plan, including the expense allocations described therein, is in the best interests of the fund and each of its classes;

         FURTHER RESOLVED, that the amended Rule 18f-3 Plan for the Fund be, and hereby is, approved, in substantially the form presented to this meeting; and

         FURTHER RESOLVED, that the proper officers of the Fund be, and they hereby are, authorized and directed to take any and all actions necessary or appropriate to cause the amended Rule 18f-3 Plan to be filed with the Securities and Exchange Commission.